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                                                                     EXHIBIT l.3

                         CONSENT OF CHAPMAN AND CUTLER

                                  May 8, 2002

Nuveen Arizona Dividend
 Advantage Municipal Fund 2
333 West Wacker Drive
Chicago, Illinois 60606

         Re:      Nuveen Arizona Dividend Advantage Municipal Fund 2
                   (1933 Act No. 333-85710, 1940 Act No. 811-10553)

Ladies/Gentlemen:

         We hereby consent to the use of our name and to the reference to our firm under the caption "Arizona Tax Matters" in the above-listed Registration Statement and under the captions "Arizona Tax Matters" and "Legal Opinions" in the related Prospectus.

                                             Very truly yours,


                                             /s/ CHAPMAN AND CUTLER
                                             Chapman and Cutler